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                                                                    Exhibit 99.1


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                  TC TUSCARORA INTERMEDIATE LIMITED PARTNERSHIP

     The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

     1. The name of the limited partnership is TC Tuscarora Intermediate Limited Partnership (the "Partnership").

     2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

          NAME AND ADDRESS
          OF REGISTERED AGENT                  ADDRESS OF REGISTERED OFFICE

          The Corporation Trust Company        Corporation Trust Center
          Corporation Trust Center             1209 Orange Street
          1209 Orange Street                   Wilmington, Delaware 19801
          Wilmington, Delaware 19801

     3.   The name and business address of the General Partner is as follows:

          GENERAL PARTNER                      ADDRESS

          TC PipeLines GP, Inc.                203, 110 Turnpike Road
                                               Westborough, Massachusetts 01581

     WHEREFORE, the undersigned has executed this Certificate as of the 19th of July, 2000.

                                GENERAL PARTNER:

                                TC PIPELINES GP, INC.

                                By: /s/ Paul F. MacGregor
                                   -------------------------------------
                                   Name:  Paul F. MacGregor
                                   Title: Vice-President, Business Development